EXHIBIT 10.1

NVR, INC.

2005 STOCK OPTION PLAN

1. PURPOSE.

This 2005 Stock Option Plan (the “Plan”) is intended and is being adopted to provide an incentive to certain employees of NVR, Inc. (the “Corporation”) and any corporation controlling, controlled by or under common control with the Corporation (the “Affiliates”) (a) to encourage them to remain in the employ or service of the Corporation and its Affiliates, (b) to promote the continued profitability and growth of the Corporation and (c) to enable and assist managers to acquire and hold shares of voting common stock of the Corporation (“Shares”) in accordance with Corporation guidelines for ownership of Shares by managers. Options granted under the Plan are not intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”).

2. SHARES SUBJECT TO THE PLAN.

The aggregate number of Shares which may be covered by stock options (“Options”) granted pursuant to the Plan is 500,000 Shares, subject to adjustment under Section 12. Shares covered by Options that expire unexercised shall again be available for grant under the Plan.

3. ELIGIBILITY.

Options may be granted under the Plan to such employees of the Corporation or any Affiliate as the Corporation’s Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) shall determine and designate from time to time prior to expiration or termination of the Plan; provided, that: (i) no individual may receive an Option for greater than 50,000 Shares under the Plan and (ii) no more than 125,000 Shares may be covered by Options granted under the Plan to Senior Management. “Senior Management” are the specific individuals who currently hold the title of the Corporation’s Chairman of the Board, Chief Executive Officer and President; Executive Vice President, Treasurer and Chief Financial Officer; Senior Vice President and Controller; or President of NVR Mortgage Finance, Inc. Employees who receive Option grants under the Plan are referred to as “Participants.” An individual may hold more than one Option, subject to such restrictions as are provided herein. Both the individual limit on Options granted under the Plan and the limit on the total number of Options granted to Senior Management are subject to adjustment under Section 12.

4. ADMINISTRATION.

This Plan will be administered by the Committee in accordance with the following provisions:

(a) Except as may be otherwise determined by the Committee, the following procedures will be followed with respect to the granting of all Options under this Plan:

(i) All Options will be granted in writing and on a form of “Grant” approved for that purpose by the Committee. The date on which the Committee approves the grant of an Option shall be considered the date on which such Option is granted. The Committee may delegate, from time to time, authority to the Chief Executive Officer and the Senior Vice President of Human Resources, jointly, to approve option grants to Participants other than Senior Management.

(ii) The Corporation and the optionee will enter into an Option Agreement which will incorporate the terms of the Grant and such other provisions as may be included pursuant to Section 15 of this Plan.

(b) The interpretation and construction by the Committee of any of the provisions of this Plan or of any Option granted under this Plan, together with the actions of the Committee in the granting of Options as provided in this Plan, will be final and conclusive unless otherwise specifically provided in writing by the Board.

5. EFFECTIVE DATE AND TERM OF THE PLAN.

(a) The Plan shall become effective as of the date of the Plan’s approval by the Corporation’s stockholders (the “Effective Date”), which is evidenced by a majority of the votes cast in favor of adopting the Plan at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the matter, or by written consent in accordance with applicable state law and the Certificate of Incorporation and Bylaws of the Corporation.

(b) The Plan shall terminate on the date ten years after the Effective Date, unless earlier terminated by the Board. In addition, the Plan shall terminate as of December 31, 2008 if the Corporation does not meet the EPS Target

(as defined in Section 8(f)). A termination of the Plan by the Board shall not impair any rights or obligations under any Option theretofore granted to a Participant under this Plan.

6. OPTION PRICES.

The purchase price for Shares covered by each Option under the Plan (the “Option Price”) shall be equal to the Fair Market Value of such Shares on the date of grant. For purposes of this section, “Fair Market Value” means the value of each Share subject to the Plan determined as follows: If on the date of grant of the Option or other determination date the Shares are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or otherwise are publicly traded on an established securities market, the Fair Market Value of the Shares shall be the closing price of the Shares on such exchange or in such market (the New York Stock Exchange if there is more than one such exchange or market) on the trading day immediately preceding the date of grant or other determination date (or, if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day), or, if no sale of the Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be determined by the Committee in good faith.

7. OPTION PERIOD.

Each Option shall be granted for a period of ten (10) years, or such lesser period as the Committee determines at the time of grant, from the date of grant.

8. EXERCISE OF THE OPTIONS.

(a) Subject to Section 13 below, Options granted under the Plan shall become exercisable according to the following schedule:

1.	No Option shall become exercisable unless the Corporation meets the EPS Target (as defined in Section 8(f) below). If the EPS Target has not been met as of December 31, 2008, all Options granted under the Plan shall immediately terminate.

2.	If the EPS Target is met, Options shall become exercisable at a rate of 25% per year on December 31 of each year,

commencing in the fifth year after the date of grant. For the avoidance of doubt and by way of example, this means that an Option granted on July 1, 2005 would become exercisable with regard to 25% of the shares on each of December 31, 2010, December 31, 2011, December 31, 2012 and December 31, 2013, assuming the EPS Target is satisfied as of December 31, 2008 and that the Option otherwise remains outstanding. A Participant must be an employee of the Corporation or an Affiliate as of the end of the business day on a December 31st vesting date in order to be entitled to additional vesting. For the avoidance of doubt and by way of example, if additional vesting occurs on December 31, 2010, the Options additionally vested on that date could not be exercised until the first business day of 2011, at which time the Participant would not necessarily have to be an employee of the Corporation or Affiliate, subject to paragraphs (b) through (e) below.

(b) An Option shall terminate immediately and may no longer be exercised if the optionee ceases to be an employee of the Corporation or any of its Affiliates as a result of a termination for “Cause.” A termination shall be for “Cause” in the event the Participant ceases to be an employee of the Corporation, or any of its Affiliates, if the termination is a result of (i) conviction of a felony or other crime involving moral turpitude; (ii) gross misconduct in connection with the performance of such Participant’s duties including a breach of such Participant’s fiduciary duty of loyalty; (iii) a willful violation of any criminal law involving a felony, including federal or state securities laws; or (iv) a material breach (following notice and an opportunity to cure) of any covenant by the Participant contained in any agreement between the Participant and the Corporation or any of its Affiliates.

(c) In the event of a termination of employment resulting from the optionee’s involuntary termination without “Cause,” death, disability or retirement at normal retirement age that occurs after the EPS Target has been met, the Option shall become exercisable at the date of termination for an additional pro rata portion (based on the number of full months of the current year that have elapsed prior to the termination) of the previously nonexercisable portion of the Option which would have been eligible to be exercised at the end of the year in which such termination occurs and the optionee (or his personal representative) may at any time within a period of three months (one year in the case of termination due to death or disability) after such termination exercise such Option, but only to the extent that the Option was exercisable on the date of employment termination (including any pro rata increase in exercisability for the year of termination). Such Option will terminate at the end of such three-month (one year in the case of termination due to death or disability) period. Notwithstanding the foregoing, an Option may not be exercised after the expiration date of the Option.

(d) In the event of a voluntary termination of employment, an optionee may at any time within a period of three months after such termination exercise any outstanding Option, but only to the extent that the Option was exercisable on the date of employment termination. Such Option will terminate at the end of such three-month period. Notwithstanding the foregoing, an Option may not be exercised after the expiration date of the Option.

(e) An Option may be exercised to the extent that Shares have become exercisable and vested under the Option, in whole or in part, from time to time, and at any time prior to expiration or termination of the Option, by making full payment of the Option Price to the Corporation in any one or more of the following ways:

(i) in immediately available funds acceptable to the Committee;

(ii) by the assignment and delivery to the Corporation or the Affiliate which employs the optionee (or any other Affiliate designated by the Corporation) of Shares which are not subject to restriction, are owned by the optionee free and clear of all liens and encumbrances and have a fair market value (as determined by the closing price on the national securities exchange on which the Shares are listed on the day preceding the day of exercise or by any other method acceptable to the Committee in its absolute discretion) equal to the applicable Option Price less any portion thereof paid in immediately available funds provided, however, that the Shares surrendered in payment must have been held by the optionee for more than six months at the time of surrender;

(iii) if so authorized in the Option agreement, a Corporation-sponsored broker-assisted cashless exercise (but only if the Participant is not a member of Senior Management); and/or

(iv) any other legal method of payment acceptable to the Compensation Committee.

(v) Tax withholding must be paid in immediately available funds to the Corporation at the time of exercise. Shares are not accepted for payment for tax withholding.

(f) “EPS Target” means $339.00. The Corporation will be deemed to have met the EPS Target if the Corporation’s cumulative earnings per share is at least $339.00 per share (as adjusted by the Board in its reasonable discretion for reorganizations, recapitalizations, splits, reverse splits, combinations of Shares, mergers, consolidations, sales of assets or other similar events occurring after the Effective Date) for the years 2005, 2006, 2007 and 2008. For the avoidance of doubt, cumulative earnings per share means the sum of the earnings per share for each year (determined in accordance with the generally accepted accounting principles for U.S. companies as then in effect for each such year, with no retroactive adjustments for rules becoming effective in future years), and shall be determined as of December 31, 2008.

9. NONTRANSFERABILITY OF OPTIONS.

An Option granted under this Plan may not be transferred except by will or the laws of descent and distribution and may be exercised during the optionee’s lifetime only by the optionee (or in the case of disability, his personal representative), and shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

10. RIGHTS AS A HOLDER OF SHARES.

An optionee or a transferee of an Option shall have no rights as a stockholder with respect to any Shares covered by his Option until the date on which payment is made by him, and accepted by the Corporation, for such Shares. No adjustment shall be made for distributions for which the record date is prior to the date such payment is made and accepted.

11. REQUIREMENTS OF LAW

(a) The Corporation shall not be required to sell or issue any Shares under any Option if the sale or issuance of such shares would constitute a violation by the optionee, any other individual exercising an Option, or the Corporation of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Option upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no Shares may be issued or sold to the optionee or any other individual exercising an Option pursuant to such Option unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically, in connection with the Securities Act, upon the exercise of any Option, unless a registration statement under such Act is in effect with respect to the Shares covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the optionee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the

Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

(b) During any time when the Corporation has a class of equity security registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), it is the intent of the Corporation that the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

12. ADJUSTMENTS UPON CHANGES IN SHARES.

(a) In the event that a distribution shall be declared upon the Shares payable in Shares, the number of Shares then subject to any Option and the number of Shares available for issuance pursuant to this Plan but not yet covered by an Option shall be adjusted by adding to each such number the number of Shares which would have been distributable thereon if such number of Shares had been outstanding on the date fixed for determining the shareholders entitled to receive such distribution.

(b) In the event that the outstanding Shares shall be changed into or exchanged for a different number or kind of Shares or shares of stock or other securities of the Corporation or of another entity, whether through reorganization, recapitalization, split, reverse split, combination of Shares, merger, consolidation, sale of assets or otherwise, then there shall be substituted for each Share subject to any Option and for each Share available for issuance pursuant to the Plan but not yet covered by an Option the number and kind of Shares or shares of stock or other securities into which each outstanding Share shall be so changed or for which each such Share shall be exchanged. The individual limit on Option grants and the limit on the total number of Option grants to Senior Management in Section 3 shall also be adjusted to reflect such change in Shares.

(c) In the case of any such substitution or adjustment as provided for in this Section 12, the Option Price in each Option Agreement for each Share covered thereby prior to such substitution or adjustment will be the Option Price for all Shares, shares of stock or other securities which shall have been substituted for such Share or to which such Share shall have been adjusted pursuant to this Paragraph.

(d) The Board may also make adjustments to outstanding Options in the event of any payment of a dividend to stockholders other than a normal cash dividend. In determining adjustments to be made under this Section 12, the Board may take into account such factors as it deems appropriate, including (i) the restrictions of applicable law, (ii) the potential tax consequences of an adjustment and (iii) the possibility that some Participants might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Options or make other equitable adjustments. Any such adjustments to outstanding Options will be effected in a manner that precludes the enlargement of rights and benefits under such Options.

(e) Adjustments pursuant to this Section 12, if any, and any determinations or interpretations, including any determination of whether a dividend is other than a normal cash dividend, made by the Board shall be final, binding and conclusive. No adjustment or substitution provided for in this Section 12 shall require the Corporation in any Option Agreement to sell a fractional Share, and the total substitution or adjustment with respect to each Option Agreement shall be limited to whole Shares (rounding to the nearest whole number).

13. CHANGE OF CONTROL; SALE OF ASSETS/STOCK.

Upon the dissolution or liquidation of the Corporation or upon a Change of Control, all Options shall fully vest and be exercisable without regard to whether or not the EPS Target has been met. In the event of any such Change of Control or dissolution or liquidation (a ”Transaction”), each individual holding an Option shall have the right, immediately prior to the occurrence of such Transaction, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such Transaction occurs and without regard to any installment limitation on exercise imposed pursuant to Section 8 above but subject to Section 15 below. The Committee shall send written notice of an event that will result in such an exercise period to all individuals who hold Options not later than the time at which the Corporation gives notice thereof to its stockholders.

For purposes of the Plan, “Change of Control” means:

(i) a merger, consolidation, reorganization or other business combination of the Corporation with one or more other entities in which the Corporation is not the surviving entity;

(ii) a sale of substantially all of the assets of the Corporation to another entity; or

(iii) any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving entity) which results in any person or entity (or persons or entities acting as a group or otherwise in concert) owning 20 percent or more of the common stock of the Corporation.

Notwithstanding (iii) above, a Change of Control shall not occur if any director, officer or employee owns 20 percent or more of the Shares, or acquires the right to purchase Shares which if such right were exercised would result in the ownership of 20 percent or more of the Shares, as a result of:

(a) the exercise of options or the grant or vesting of equity-based awards under any incentive plan of the Corporation;

(b) the purchase of Shares directly by the director, officer or employee of the Corporation; or

(c) the implementation of a Share repurchase program by the Corporation.

14. USE OF PROCEEDS.

Proceeds from the sale of Shares pursuant to Options granted under this Plan shall constitute general funds of the Corporation or Affiliate, as the case may be.

15. OTHER PROVISIONS.

The Grants to be issued under this Plan will incorporate the provisions of this Plan by reference. The Options granted under this Plan may be subjected to or include additional restrictions upon the exercise thereof and/or such other provisions, if any, as the Committee and/or the Board may deem advisable and cause to be specified in the Grant, or the Option Agreement entered into pursuant thereto.

16. TAX WITHHOLDING.

The Participant also shall provide immediately available funds to the Corporation or Affiliate in an amount sufficient to pay the amount of any withholding taxes required with respect to the exercise of the Option at the time such withholding is required. Shares are not accepted for payment of Participant tax withholding. The Corporation or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any minimum required Federal, state, or local taxes of any kind required by law to be withheld upon the issuance of any Shares upon the exercise of an Option.

17. AMENDMENT.

(a) The Corporation may from time to time amend this Plan, except that, without shareholder approval, no amendment shall change the aggregate number of Shares subject to this Plan, extend the term of this Plan, or change the EPS Target other than as provided in Section 8(f). In addition, any such amendment shall be submitted for shareholder approval to the extent required by applicable law, rules or regulations. An amendment to this Plan or to any outstanding Option shall not, without the consent of a Participant, reduce or impair any rights or obligations under any Option theretofore granted to such Participant under this Plan.

(b) The Option Price of any existing Option may not be decreased, except in accordance with Section 12, without Shareholder approval.

(c) The exercisability of any existing Option may not be accelerated, other than by reason of Section 8(c) or Section 13, without Shareholder approval.

18. SUSPENSION OR TERMINATION OF PLAN.

The Board may from time to time suspend or at any time terminate this Plan. This Plan shall terminate on the tenth anniversary of the Effective Date, unless earlier terminated by the Board. No Option may be granted during any such suspension or after termination. The termination of this Plan shall not, without the consent of the Participant, reduce or impair any rights or obligations under any Option theretofore granted to such Participant under this Plan.

19. INDEMNIFICATION.

The members of the Committee shall be indemnified by the Corporation to the maximum extent permitted by applicable state law and the Corporation’s articles of incorporation or bylaws.

20. DISCLAIMER OF EMPLOYMENT RIGHTS.

Neither this Plan nor any Option granted hereunder will create any employment right in any person.

21. GOVERNING LAW

The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of Virginia, other than the choice of law rules thereof.

NVR, INC.

By:	/s/ James M. Sack
Its:	Vice President, Secretary and General Counsel